UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                                                                          April 7, 2005

ICOP DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27321	84-1493152
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11011 King Street, Suite 260 Overland Park, Kansas		66210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                                                    913-338-5550

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Material Definitive Agreement

On April 7, 2005, to help ensure uninterrupted production of the ICOP Model 20/20 by ICOP Digital, Inc.’s (the “Company”) contract manufacturer, Roger L. Mason, a member of the Company’s board of directors, loaned the Company $306,108.  The amount initially accrues interest at a rate of 7.75% per annum, but the interest rate will be adjusted on a daily basis to 2% above prime rate, using the base rate on corporate loans by at least 75% of the nation’s thirty largest banks known as the Wall Street Journal Prime Rate.  Accrued interest is to be paid monthly beginning May 7, 2005.  The note provides that it is to be repaid by October 7, 2005; the Company plans to repay the note from the proceeds of its contemplated under written public offering if consummated before that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

April 11, 2005	By:	/s/ David C. Owen

Name: David C. Owen
Title: President and CEO